Exhibit 99

Form 4 Joint Filer Information

Name:  Technology Partners Fund VII, L.P.

Address:  100 Shoreline Highway
          Suite 282, Bldg. B
          Mill Valley, CA 94941

Designated Filer:  TP Management VII, LLC

Issuer & Ticker Symbol:  Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:  /s/ Sheila Mutter, for TP Management VII, LLC,
as general partner of Technology Partners Fund VII, L.P.